Exhibit 99.3

Sinoenergy Corporation Signs Merger Agreement With Skywide Capital Management Limited

Stockholders to Receive $1.90 per share

    BEIJING, Oct. 12 /PRNewswire-Asia-FirstCall/ -- Sinoenergy Corporation (Nasdaq: SNEN), developer and operator of retail compressed natural gas (CNG) filling stations in the People's Republic of China and a manufacturer of CNG transport truck trailer, CNG filling station equipment and CNG fuel conversion kits for automobiles, today announced that, on October 12, 2009, the Company entered into an agreement with Skywide Capital Management Limited, pursuant to which the Company will be merged with and into Skywide.  Upon the effectiveness of the merger, each issued and outstanding share of the Company's common stock, other than shares owned by Skywide, will automatically be converted into the right to receive $1.90 per share.

    Skywide, which is owned by the Company's chairman, Mr. Tianzhou Deng, and its president, Mr. Bo Huang, is the Company's largest shareholder, owning approximately 39.06% of the Company's outstanding common stock.

    The merger agreement provides that the consummation of the merger is subject to the approval of the holders of a majority of the Company's outstanding common stock and customary closing conditions.  As a result of the merger, the Company will cease to exist as a separate corporation, and its common stock will no longer be publicly traded.

    The merger was approved by the board of directors, upon the recommendation of a special committee of the board which was comprised solely of independent directors.

    Brean Murray, Carret & Co. served as financial advisor to the Company in this transaction and rendered a fairness opinion to the special committee with respect to the transaction.  Arent Fox LLP acted as legal advisor to the special committee of the Company's board.  Sichenzia Ross Friedman Ference LLP acted as legal advisor to the Company.  Mintz & Fraade P.C. acted as legal advisor to Skywide.

     Additional Information and Where to Find It

    In connection with the proposed merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC.  Before making any voting decision, the Company's shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction.  The Company's shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov<http://globalmessaging2.prnewswire.com/clickthrough/servlet/clickthrough?msg_id=6409942&adr_order=2&url=aHR0cDovL3d3dy5zZWMuZ292>  .  The Company's shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Sinoenergy Corporation, 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People's Republic of China 100107, Attention: Investor Relations; and +86-10-84928149, or to Georgeson Inc., the Company's proxy solicitor, toll-free in the United States, 877-278-4751; Banks and Brokers should call 212-440-9800.

     Participants in the Solicitation

    The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the merger.  Information about the interests of the Company's directors and officers in the transaction, which may differ from other shareholders generally, will be set forth in the proxy statement and other relevant documents regarding the merger when they are filed with the SEC.

     About Sinoenergy

Sinoenergy is a developer and operator of retail CNG stations as well as a manufacturer of CNG transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the Company designs and manufactures a wide variety of customized pressure containers for use in the petroleum and chemical industries. The Company's website is http://www.sinoenergycorporation.com <http://globalmessaging2.prnewswire.com/clickthrough/servlet/clickthrough?
msg_id=6409942&adr_order=2&url=aHR0cDovL3d3dy5zaW5vZW5lcmd5Y29ycG9yYXRpb24uY29t>. Information on the Company's website or any other website does not constitute a portion of this press release.

     Forward-Looking Statements

    This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiaries.  These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions.  Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov <http://globalmessaging2.prnewswire.com/clickthrough/servlet/clickthrough?msg_id=6409942&adr_order=2&url=aHR0cDovL3d3dy5zZWMuZ292>).  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws.  The Company does not assume a duty to update these forward-looking statements.

    For further information, please contact:

     Yun Tang
     IR Manager
     Sinoenergy Corporation
     Tel:   +86-10-8492-7035 x832
     Email: tys@sinoenergycorporation.com

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